Exhibit 99.1

Shares Expected to Begin Trading on Split-Adjusted Basis on November 5, 2024

CARLSBAD, Calif., November 1, 2024 (GLOBE NEWSWIRE) — Qualigen Therapeutics, Inc. (NASDAQ: QLGN) (the “Company”) announced today that it will implement a 1-for-50 reverse stock split of the issued shares of its common stock (the “Reverse Stock Split”), effective at 12:01 a.m. Eastern time on November 5, 2024. The Company’s common stock is expected to begin trading on a split-adjusted basis when the market opens on Tuesday, November 5, 2024, and will continue to trade on The Nasdaq Capital Market under the symbol “QLGN.” The new CUSIP number for the common stock will be 74754R 301.

The Reverse Stock Split is intended to increase the bid price of the common stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. The Company’s stockholders authorized the reverse stock split at the Company’s annual meeting of stockholders held on October 25, 2024, with the final ratio subsequently determined by the Company’s Board of Directors.

As a result of the Reverse Stock Split, every 50 shares of the Company’s pre-split common stock issued and outstanding will be automatically reclassified into one new share of the Company’s common stock. This will reduce the number of shares outstanding from approximately 36.7 million shares to approximately 737 thousand shares. The number of authorized shares of the Company’s common stock will remain unchanged. Stockholders who would otherwise be entitled to receive a fractional share will receive cash (without interest or deduction) in lieu of such fractional shares , after aggregating all the fractional interests of a holder resulting from the Reverse Stock Split. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s equity plans and grants thereunder, as applicable. The Reverse Stock Split will not affect the par value of the common stock.

The combination of, and reduction in, the issued shares of common stock as a result of the Reverse Stock Split will occur automatically at the effective time of the Reverse Stock Split without any additional action on the part of the Company’s stockholders. The Company’s transfer agent, Equiniti Trust Company,LLC is acting as the exchange agent for the Reverse Stock Split and will send stockholders of record holding their shares electronically in book-entry form a transaction notice indicating the number of shares of common stock held after the Reverse Stock Split. Stockholders who hold their shares through a broker, bank, or other nominee will have their positions adjusted to reflect the Reverse Stock Split, subject to their broker, bank, or other nominee’s particular processes, and are not expected to be required to take any action in connection with the Reverse Stock Split.

Additional information regarding the Reverse Stock Split can be found in the Company’s definitive proxy statement for the annual meeting of stockholders of the Company held on October 25, 2024, which was filed with the U.S. Securities and Exchange Commission on September 10, 2024, a copy of which is available at www.sec.gov and on the Company’s website.

About Qualigen Therapeutics, Inc.

For more information about Qualigen Therapeutics, Inc., please visit www.qlgntx.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. The Company’s forward-looking statements are based on current beliefs and expectations of its management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding the timing of the offering. Any or all of the forward-looking statements may turn out to be wrong or be affected by assumptions the Company makes that later turn out to be incorrect, or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the Company’s ability to regain compliance with Nasdaq’s continued listing requirements, including the Company’s ability to file its Form 10-Q for the period ended September 30, 2024, or otherwise in the future, or otherwise maintain compliance with any other listing requirement of The Nasdaq Capital Market, the potential de-listing of the Company’s shares from The Nasdaq Capital Market due to its failure to comply with the Nasdaq’s continued listing requirement, or its alternatives, or otherwise in the future, and the other risks set forth in the Company’s filings with the Securities and Exchange Commission, including in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by the Company’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this news release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Investor Relations

ir@qlgntx.com.